Exhibit 99.1

 Cellectar Biosciences and Pierre Fabre Laboratories Announce Oncology Research Collaboration

Collaboration to Advance use of Phospholipid Drug Conjugate (PDC) Platform for Targeted Delivery of a selection of Pierre Fabre Cytotoxics

MADISON, Wis., CASTRES, France, Dec. 16th, 2015 (GLOBE NEWSWIRE) –Pierre Fabre, the third largest French pharmaceutical company, and Cellectar Biosciences, Inc. (NASDAQ:CLRB), an oncology-focused biotechnology company, today announce a research collaboration designed to combine Cellectar’s proprietary PDC delivery platform with a selection of Pierre Fabre’s proprietary cytotoxics. These new Small-Molecule-Drug-Conjugate products (SMDCs) are designed to exhibit high selectivity towards cancer cells in order to expand therapeutic index and provide improved clinical performance to otherwise highly potent agents.

Phospholipid Drug Conjugates (PDCs) are a new class of small-molecules that employ Cellectar’s extensively validated phospholipid ether-based cancer targeting and delivery vehicle. The PDC platform possesses the ability to incorporate diverse oncologic payloads for targeted delivery to a broad range of solid and liquid tumours, including brain metastases, and to cancer stem cells.

The primary objective of the research collaboration is to co-design a library of constructs and to achieve in-vivo Proof-of-Concept of the superiority of these PDCs to the corresponding naked payloads. Thanks to their remarkable lipid rafts-mediated distribution properties, PDCs are expected to provide enhanced therapeutic indices to otherwise highly potent payloads through targeted delivery to cancer cells.

Pierre Fabre will provide the payloads and its know-how in the design of natural product-derived active conjugates, as well as its prior expertise into SMDCs.

Cellectar will provide its proprietary PDC Platform technology and will be in charge of conducting the drug discovery program up to preclinical stage and, should it be successful, to clinical evaluation.

Pierre Fabre has been granted the option to license any, or all, of the new drug conjugates developed as part of the research collaboration, while Cellectar will own all intellectual property (IP) associated with the new drug conjugates.

“We are very pleased to be working with Pierre Fabre, an internationally respected and highly innovative pharmaceutical company with an impressive oncology research and development program,” said Jim Caruso, president and CEO of Cellectar Biosciences. This collaboration represents further validation of the potential for our PDC delivery platform to provide targeted delivery of diverse oncologic payloads and is a significant milestone since the introduction of our CTX Program this past August.”

“We are very excited to collaborate with Cellectar Biosciences who has demonstrated high standards of its research engine and uniqueness of its technology offering”, said Laurent Audoly, Head of R&D of Pierre Fabre Pharmaceuticals. “We are convinced that Cellectar’s proprietary technology will provide our cytotoxic molecules with tissue specificity and enhanced safety which are typically lacking with untargeted agents. This partnership will strengthen our on-going research program in innovative oncology solutions.”

About Phospholipid Drug Conjugates (PDCs)

Cellectar's PDC platform has demonstrated highly selective cancer targeting both preclinically in over 60 in vivo cancer models, and subsequently confirmed clinically in over 10 cancer types. The platform's payload diversity has been validated using cytotoxic radioisotopes for cancer therapy; PET imaging isotopes for cancer imaging; fluorophores for image-guided surgery, and now the company has expanded its payload portfolio to chemotherapeutics with further preclinical study of paclitaxel and other non-targeted anti-cancer agents with both in-house and collaborative R&D efforts.

About Pierre Fabre

Pierre Fabre is a French privately-owned health and beauty care company created in 1961 by Mr. Pierre Fabre. In 2014, global sales reached €2.1 billion across 130 countries. The company is structured around two divisions: Pharmaceuticals (Prescription drugs, Consumer HealthCare) and Dermo-cosmetics (including the European and Asian market leader Eau Thermale Avène brand). Pierre Fabre employs some 10,000 people worldwide and owns subsidiary in 43 countries. In 2014, the company allocated 17 percent of its pharmaceuticals sales to R&D with a focus on 4 therapeutic areas: oncology, dermatology, CNS and consumer healthcare.

Pierre Fabre’s oncology know-how is based on 3 decades of experience in the discovery, development and global commercialization of innovative cancer drugs including monoclonal antibodies and natural cytotoxic agents. The company performs its oncology R&D in two major research centres: the Pierre Fabre Immunology Centre (CIPF) based in Saint-Julien-en-Genevois (France) and the Pierre Fabre Research- Centre (CRPF) located on the Toulouse Oncopole campus. The latter is officially recognized by the French government as a National Centerof Excellence for cancer research. For more information on Pierre Fabre, please visit www.pierre-fabre.com.

About Cellectar Biosciences, Inc.

Cellectar Biosciences is developing phospholipid drug conjugates (PDCs) designed to provide cancer targeted delivery of diverse oncologic payloads to a broad range of cancers and cancer stem cells. Cellectar's PDC platform is based on the company's proprietary phospholipid ether analogs. These novel small-molecules have demonstrated highly selective uptake and retention in a broad range of cancers. Cellectar's PDC pipeline includes product candidates for cancer therapy and cancer diagnostic imaging. The company's lead therapeutic PDC, CLR 131, utilizes iodine-131, a cytotoxic radioisotope, as its payload. CLR 131 is currently being evaluated under an orphan drug designated Phase 1 study in patients with relapsed or refractory multiple myeloma. The company is also developing PDCs for targeted delivery of chemotherapeutics such as paclitaxel (CLR 1603-PTX), a preclinical stage product candidate, and plans to expand its PDC chemotherapeutic pipeline through both in-house and collaborative R&D efforts. For more information please visit www.cellectarbiosciences.com.

Contacts:

J. Patrick Genn

Vice President, Business Development

Cellectar Biosciences, Inc.

jpgenn@cellectar.com

+1 858-775-7456

Valérie Roucoules Pierre Fabre Directrice adjointe Relations Medias Médicament Tel.: +33 1 49 10 83 84 / 06 20 88 61 65 valerie.roucoules@pierre-fabre.com	ALIZE RP Caroline Carmagnol Florence Portejoie Tel.: + 33 1 44 54 36 66 Email: pierre-fabre@alizerp.com

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This news release contains forward-looking statements. You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or their negatives or cognates. These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to raise additional capital, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other government regulation, our pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third-party reimbursement. A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K/A for the year ended December 31, 2014. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.